Exhibit 99

Bassett Logo

Bassett Furniture Industries, Inc.                    Barry C. Safrit, V.P., CFO
P.O. Box 626                                          (276) 629-6757 - Investors
Bassett, VA 24055                                     (276) 629-6332 - Fax

                                                      Jay S. Moore, Dir. of
                                                       Communications
For Immediate Release                                 (276) 629-6450 - Media
                                                      (276) 629-6418 - Fax

Bassett Furniture News Release
Bassett Announces Second Quarter 2003 Earnings
--------------------------------------------------------------------------------

      (Bassett, Va.) - June 25, 2003 - Bassett Furniture Industries Inc. announced today the financial results for its second fiscal quarter ended May 31, 2003.

      Sales for the second quarter of 2003 were $71.5 million, down 11.6% from second quarter 2002 levels. The decrease was due to industry-wide soft retail conditions as well as the previously disclosed significant sales decrease with JCPenney.

      Sales for the first half of the year were $144.8 million compared to $165.7 million for the first half of 2002. Nearly half of the $20.8 million decline was the sales decrease with JCPenney. The remaining decline was indicative of economic conditions as well as an extra week included in the first half of fiscal 2002 (27 weeks vs. 26 weeks).

      The Bassett Furniture Direct (BFD) retail store program continues to grow with 93 stores currently in operation. Licensees opened five additional stores in the second quarter making a total of nine stores opened in the first half of fiscal 2003. The Company expects licensees to open eleven stores in the second half for a total of 20 new stores in fiscal 2003. Sales to BFD stores were 45% of total Company sales in 2002 and are planned to be approximately 55% of total Bassett sales in 2003.

      The Company reported a modest operating loss for the quarter which was reflective of the sales environment and costs associated with consolidating its Dublin, Ga., wood manufacturing facility into its Bassett, Va., facility as previously announced. Management believes that the Company's wood division will be better positioned to produce higher operating earnings in domestic wood in subsequent quarters based on the restructuring efforts completed during the second quarter. Upholstery division gross margin for the quarter improved by 1.8 points over the gross margin from the previous year quarter, despite lower sales volume. Import division sales increased slightly with continued solid profit margins in this segment.

      The Company reported net income for the quarter of $1.2 million or $.10 per diluted share compared to net income of $2.9 million or $.24 per diluted share for the second quarter of 2002. Earnings from investments were better than expected and better than in the second quarter of 2002.

      Net loss on a year to date basis was $(.1) million or $(.01) per share including a previously announced $3.2 million charge related to closing its Dublin facility in the first quarter.

      "Earnings continue to be a challenge in this tough economic and industry environment," said Robert H. Spilman Jr., president and chief executive officer. "We are pleased with the operating cash flow we generated during the quarter and our investment results. Additionally, we made progress in positioning our overall cost structure. We continue to be encouraged by the new stores we are opening, and the number of prospects we have who want to own and operate Bassett stores in the future. We remain committed to our goal of 150 BFDs by the end of our fiscal 2005."

      The Company borrowed $4 million during the first half of 2003 to support increased inventory levels of the Company's growing Import Division in addition to funding capital spending. During the second quarter the Company generated positive operating cash flow as inventory and receivable levels decreased by $2.5 million and $1.3 million respectively and the Company received an income tax refund. Bassett repurchased 69,278 of its shares at a cost of $.9 million during the first half of 2003 and has $10.3 million remaining on its share repurchase program. The Company's debt to capital ratio was 3.1% at May 31, 2003.

      Bassett Furniture's Board of Directors yesterday declared a regular quarterly dividend of $.20 per share payable on September 2, 2003, to shareholders of record on August 15, 2003.

Bassett Furniture Industries Inc., based in Bassett, Va., is one of the world's leading manufacturers and marketers of branded home furnishings. Bassett's products, designed to provide quality, style and value, are sold through Bassett Furniture Direct(TM) stores, At Home with Bassett(R), and other furniture and department stores. The Company's common stock is traded on the NASDAQ market under the symbol BSET. More information about Bassett is available on the Company's Internet site at www.bassettfurniture.com.

Certain of the statements in the immediately preceding paragraphs, particularly those preceded by, followed by or including the words "believes," "expects," "anticipates," "intends," "should," "estimates," or similar expressions, or those relating to or anticipating financial results for periods beyond the second quarter of fiscal year 2003, constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended. For those statements, Bassett claims the protection of the safe harbor for forward looking statements contained in the Private Securities Litigation Reform Act of 1995. In many cases, Bassett cannot predict what factors would cause actual results to differ materially from those indicated in the forward looking statements. Expectations included in the forward-looking statements are based on preliminary information as well as certain assumptions which management believes to be reasonable at this time. The following important factors affect Bassett and could cause those results to differ materially from those expressed in the forward looking statements: the effects of recent events and the effects of future governmental and military responses to such events on demand for furniture at the retail level, and the economic, competitive, governmental, technological and other factors identified in Bassett's filings with the Securities and Exchange Commission.


                                       ###


                         BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
           Condensed Consolidated Statements of Income - Unaudited (Stated in thousands of dollars except for per share data)



                                              13 Weeks Ended                     13 Weeks Ended
                                               May 31, 2003                       June 1, 2002
                                          ------------------------         -------------------------

                                                     Percent of                         Percent of
                                            Amount    Net Sales               Amount     Net Sales
                                          ------------------------         -------------------------
Net sales                                    $71,529    100.0%                 $ 80,904   100.0%

Cost of sales                                 56,398     78.8%                   62,455    77.2%
                                          ------------------------         -------------------------

Gross profit                                  15,131     21.2%                   18,449    22.8%

Selling, general and administrative           15,409     21.5%                   15,820    19.6%
                                          ------------------------         -------------------------

Income (loss) from operations                   (278)    -0.4%                    2,629     3.2%

Other income , net                             1,657      2.3%                    1,544     1.9%
                                          ------------------------         -------------------------

Income before income taxes                     1,379      1.9%                    4,173     5.2%

Income tax provision                            (186)    -0.3%                   (1,293)   -1.6%
                                          ------------------------         -------------------------
Net income                                   $ 1,193      1.7%                  $ 2,880     3.6%
                                          ========================         =========================



Basic earnings per share:                     $ 0.10                             $ 0.25
                                          ===========                      =============

Diluted earnings per share:                   $ 0.10                             $ 0.24
                                          ===========                      =============


                                  BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
                            Condensed Consolidated Statements of Income (Loss) - Unaudited
                              (Stated in thousands of dollars except for per share data)



                                                               26 Weeks Ended                      27 Weeks Ended
                                                                 May 31, 2003                       June 1, 2002
                                                          --------------------------         -------------------------
                                                                       Percent of                          Percent of
                                                             Amount     Net Sales                Amount     Net Sales
                                                          --------------------------         -------------------------
Net sales                                                    $ 144,811    100.0%                 $165,692   100.0%

Cost of sales                                                  113,842     78.6%                  130,515    78.8%
                                                          --------------------------         -------------------------

Gross profit                                                    30,969     21.4%                   35,177    21.2%
                                                          --------------------------         -------------------------

Selling, general and administrative                             30,720     21.2%                   29,548    17.8%
Restructuring and impaired fixed asset charges                   3,200      2.2%                        -     0.0%
                                                          --------------------------         -------------------------
                                                                33,920     23.4%                   29,548    17.8%
                                                          --------------------------         -------------------------

Income (loss) from operations                                   (2,951)    -2.0%                    5,629     3.4%
Other income , net                                               2,483      1.7%                    2,765     1.7%
                                                          --------------------------         -------------------------

Income (loss) before income taxes                                 (468)    -0.3%                    8,394     5.1%
Income tax (provision) benefit                                     331      0.2%                   (2,602)   -1.6%
                                                          --------------------------         -------------------------
Net income (loss)                                               $ (137)    -0.1%                  $ 5,792     3.5%
                                                          ==========================         =========================



Basic earnings (loss) per share:                               $ (0.01)                            $ 0.50
                                                          =============                      =============

Diluted earnings (loss) per share:                             $ (0.01)                            $ 0.49
                                                          =============                      =============


                                        BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
                                                    Consolidated Balance Sheets
                                    (Stated in thousands of dollars except for per share data)

                                                                       (Unaudited)
                                                                      May 31, 2003                         November 30, 2002
                                                                      ------------                         -----------------
ASSETS
Current assets
     Cash and cash equivalents                                                     $ 4,989                                $ 1,371
     Accounts receivable,net                                                        45,037                                 44,806
     Inventories                                                                    45,166                                 43,449
     Refundable income taxes                                                           767                                  2,924
     Deferred income taxes                                                           3,600                                  3,600
     Other current assets                                                            6,797                                  6,816
                                                               ----------------------------            ---------------------------
                                                                                   106,356                                102,966
                                                               ----------------------------            ---------------------------

Property and equipment, net                                                         86,714                                 90,542
                                                               ----------------------------            ---------------------------

Other assets
     Investments                                                                    60,881                                 63,248
     Investment in unconsolidated affiliated companies                               4,200                                  4,383
     Deferred income taxes                                                           2,244                                  3,454
     Notes receivable, net                                                          17,992                                 18,761
     Other, net                                                                      7,048                                  7,526
                                                               ----------------------------            ---------------------------
                                                                                    92,365                                 97,372
                                                               ----------------------------            ---------------------------
Total assets                                                                     $ 285,435                              $ 290,880
                                                               ============================            ===========================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Accounts payable                                                             $ 11,981                               $ 17,738
     Accrued liabilities                                                            18,881                                 16,406
                                                               ----------------------------            ---------------------------
     Total current liabilities                                                      30,862                                 34,144
                                                               ----------------------------            ---------------------------

Long-term liabilities
     Employee benefits                                                              10,039                                 10,152
     Long-term debt                                                                  7,000                                  3,000
     Deferred revenue from unconsolidated affiliate                                 13,142                                 13,941
                                                               ----------------------------            ---------------------------
                                                                                    30,181                                 27,093
                                                               ----------------------------            ---------------------------

Stockholders' equity
     Common stock, par value $5 a share, 50,000,000
        shares authorized, issued and outstanding -
        11,602,141 in 2003 and 11,660,587 in 2002                                   58,011                                 58,303
     Retained earnings                                                             164,496                                169,789
     Accumulated other comprehensive income -
         unrealized holding gains, net of tax                                        1,885                                  1,551
                                                               ----------------------------            ---------------------------
     Total stockholders' equity                                                    224,392                                229,643
                                                               ----------------------------            ---------------------------
Total liabilities and stockholders' equity                                       $ 285,435                              $ 290,880
                                                               ============================            ===========================


                                        BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
                                         Consolidated Statements of Cash Flows - Unaudited
                                                 (Stated in thousands of dollars)

                                                                                   26 Weeks Ended               27 Weeks Ended
                                                                                    May 31, 2003                 June 1, 2002
                                                                                ----------------------       -----------------------
Operating Activities
Net income (loss)                                                                              $ (137)                      $ 5,792
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
        Depreciation and amortization                                                           5,301                         5,085
        Equity in undistributed income of investments                                          (3,723)                       (4,096)
        Provision for write-down of property and equipment                                      1,530                             -
        Provision for losses on trade accounts receivable                                         256                             -
        Net gain from sales of investment securities                                              (14)                         (302)
        Net gain from sales of property and equipment                                            (106)                            -
        Compensation earned under restricted stock and stock option plans                           -                            90
        Deferred income taxes                                                                    (331)                        2,602
        Changes in employee benefit liabilities                                                  (113)                         (115)
        Changes in operating assets and liabilities, exclusive of assets and liabilities acquired in a business combination:
              Trade accounts receivable                                                          (487)                        6,305
              Inventories                                                                      (1,697)                       (2,382)
              Refundable income taxes                                                           3,511                             -
              Other current assets                                                                 19                         6,550
              Accounts payable and accrued liabilities                                         (3,282)                       (5,308)
                                                                                ----------------------       -----------------------
           Net cash provided by operating activities                                              727                        14,221
                                                                                ----------------------       -----------------------

Investing Activities
      Purchases of property and equipment                                                      (3,269)                       (4,346)
      Proceeds from sales of property and equipment                                               372                             -
      Proceeds from sales of investment securities                                             17,000                           654
      Dividends from investments                                                                1,875                         5,343
      Purchase of investment securities                                                       (12,000)                            -
      Investments in unconsolidated affiliated companies                                            -                        (2,118)
      Other, net                                                                                  361                          (665)
                                                                                ----------------------       -----------------------
            Net cash provided by (used in) investing activities                                 4,339                        (1,132)
                                                                                ----------------------       -----------------------

Financing Activities
      Borrowings (repayments) under revolving credit arrangement, net                           4,000                        (8,671)
      Issuance of common stock, net                                                               110                           249
      Repurchases of common stock                                                                (924)                            -
      Cash dividends                                                                           (4,634)                       (4,689)
                                                                                ----------------------       -----------------------
               Net cash  used in financing activities                                          (1,448)                      (13,111)
                                                                                ----------------------       -----------------------

Net change in cash and cash equivalents                                                         3,618                           (22)
                                                                                ----------------------       -----------------------

Cash and cash equivalents, beginning of period                                                  1,371                         5,347
                                                                                ----------------------       -----------------------

Cash and cash equivalents, end of period                                                      $ 4,989                       $ 5,325
                                                                                ======================       =======================

